UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

254 West 31st Street, 11th Floor

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 6, 2020, XpresSpa Holdings, LLC, a wholly-owned subsidiary of XpresSpa Group, Inc. (the “Company”), entered into a sixth amendment (the “Credit Agreement Amendment”) to its existing credit agreement with B3D, LLC (“B3D”) in order to, among other provisions, (i) amend and restate its existing convertible promissory note (the “B3D Note”) in order to increase the principal amount owed to B3D from $7.15 million to $7.9 million, which additional $750,000 in principal and any interest accrued thereon will be convertible, at B3D’s option, into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); provided, however, that the additional $750,000 in principal and any interest accrued thereon shall neither be convertible into Common Stock nor interest payable in Common Stock prior to receipt of the approval of the Company’s stockholders in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market (“Shareholder Approval”) and (ii) decrease the conversion rate under the B3D Note from $2.00 per share to $0.56 per share, pursuant to the authority of the Board of Directors of the Company to voluntarily reduce the conversion rate in its discretion, which was previously approved by the Company’s stockholders on October 2, 2019 (together, the “B3D Transaction”). In connection with the Credit Agreement Amendment and B3D Note, B3D agreed to provide the Company with $500,000 in additional funding and to submit conversion notices to convert (i) an aggregate of $375,000 in principal to Common Stock on March 6, 2020 and (ii) an additional aggregate of $375,000 in principal to Common Stock on or prior to March 27, 2020.

As previously disclosed in Current Reports on Form 8-K filed on each of July 8, 2019 and January 14, 2020, the B3D Note is the senior secured obligation of the Company, secured by the personal property of the Company and its subsidiaries. Unless earlier converted or redeemed, the B3D Note will mature on May 31, 2021. The B3D Note bears interest at a rate of 9.00% per annum, calculated on a monthly basis. Interest only is payable in arrears on the last business date of each month (the “Monthly Interest”). At any time until the B3D Note is no longer outstanding, all or any portion of the outstanding principal amount of the B3D Note, plus any accrued and unpaid interest thereon, shall be convertible into Common Stock at the option of B3D at a conversion price equal to $0.56 per share, except with respect to an aggregate of $900,000 in principal and any interest accrued thereon, which represents increases to the original principal amount resulting from the Credit Agreement Amendment and a previous amendment entered into on January 9, 2020, which amounts shall neither be convertible into Common Stock nor interest payable in Common Stock until Shareholder Approval is obtained.

In addition, the Company has the option to prepay the outstanding principal amount of the B3D Note in whole or in part. In the event the Company prepays the B3D Note in full before the date that is fifteen business days prior to the maturity date, the Company shall pay a premium equal to the greater of (i) 4% of the outstanding principal amount of the B3D Note that is prepaid or (ii) the Black Scholes value of the outstanding principal amount that is prepaid.

The terms of the B3D Note provide for anti-dilution protection for issuances of Common Stock at a price per share less than the price equal to the conversion price. In the event of a “fundamental transaction” as defined in the B3D Note, upon any subsequent conversion of the B3D Note, B3D has the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the B3D Note is convertible immediately prior to such fundamental transaction.

The B3D Note and the shares of Common Stock issuable pursuant to the B3D Note (the “Underlying B3D Shares”) were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder. B3D acquired the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. Certain of the Underlying B3D Shares have been registered for resale by B3D pursuant to an effective Registration Statement on Form S-3 (File No. 333-233419), which was declared effective by the Securities and Exchange Commission on December 12, 2019.

The foregoing descriptions of the Credit Agreement Amendment and B3D Note do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

Certain of the Company’s currently outstanding warrants feature full-ratchet anti-dilution protective provisions. Subject to limited exceptions, in the event that the Company issues Common Stock (or securities convertible into or exercisable for Common Stock) at a price per share that is lower than the exercise price then in effect for such warrants, the full-ratchet anti-dilution protective provisions result in a reduction in the exercise price of the warrants to such lower price and an increase in the number of shares of Common Stock issuable upon the exercise of such warrants. In addition, certain of the Company’s currently outstanding securities feature anti-dilution price protection provisions which would result in a reduction in the exercise price or conversion price, as the case may be, of such securities to such lower price.

In connection with the B3D Transaction described under Item 1.01 hereto, the full-ratchet anti-dilution protective provisions contained in the following outstanding warrants will be triggered and the anti-dilution price protection in the following outstanding securities will be triggered. In addition, the instruments described below will continue to feature such full-ratchet anti-dilution protective provisions and anti-dilution price protection, as the case may be, which could be triggered again in connection with future issuances by the Company, resulting in further exercise price reductions and, as applicable, further increases in the number of shares of Common Stock issuable upon exercise.

Class A Warrants

On May 15, 2018, the Company entered into a securities purchase agreement with certain purchasers (as subsequently amended, the “May 2018 Purchase Agreement”). Pursuant to the terms of the May 2018 Purchase Agreement, the Company agreed to issue Class A Warrants to purchase an aggregate of 2,296,250 shares of Common Stock at a current exercise price equal to $2.00 per share (the “Class A Warrants”). The full-ratchet anti-dilution price protection in the Class A Warrants has been triggered as a result of the B3D Transaction, such that (i) the exercise price will be reduced to $0.56 per share and (ii) the Class A Warrants will be exercisable for an aggregate of 8,200,893 shares of Common Stock.

Calm Warrants

On July 8, 2019, the Company entered into a securities purchase agreement with Calm.com, Inc. (the “Calm Purchase Agreement”), pursuant to which the Company agreed to sell warrants to purchase 937,500 shares of the Common Stock at an exercise price equal to $2.00 per share (the “Calm Warrants”). The full-ratchet anti-dilution price protection in the Calm Warrants has been triggered as a result of the B3D Transaction, such that (i) the exercise price will be reduced to $0.56 per share and (ii) the Calm Warrants will be exercisable for an aggregate of 3,348,214 shares of Common Stock.

December 2016 Warrants

On July 8, 2019, the Company entered into an amendment to certain outstanding warrants issued in December 2016 (the “December 2016 Warrants”), in order to, among other things, reduce the exercise price to $2.00 per share. Prior to the B3D Transaction, the December 2016 Warrants were exercisable for an aggregate of 125,000 shares of Common Stock. The full-ratchet anti-dilution price protection in the December 2016 Warrants has been triggered as a result of the B3D Transaction, such that (i) the exercise price will be reduced to $0.56 per share and (ii) the December 2016 Warrants will be exercisable for an aggregate of 446,429 shares of Common Stock.

Calm Notes

On July 8, 2019, the Company entered into the Calm Purchase Agreement, pursuant to which the Company agreed to sell an aggregate principal amount of $2,500,000 in 5.00% unsecured convertible Notes due 2022 (the “Calm Notes”), which are convertible into shares of Series E Convertible Preferred Stock. The anti-dilution price protection in the Calm Notes has been triggered as a result of the B3D Transaction, such that the Per Common Share Conversion Price (as such term is defined in the Calm Notes) will be reduced from $2.00 per share to $0.56 per share.

Series F Convertible Preferred Stock

On July 8, 2019, in connection with the May 2018 Purchase Agreement, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, establishing the Series F Convertible Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”).  The anti-dilution price protection in the Series F Preferred Stock has been triggered as a result of the B3D Transaction, such that the conversion price of the Series F Preferred Stock will be reduced from $2.00 per share to $0.56 per share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Fourth Amended and Restated Convertible Promissory Note, dated March 6, 2020.

10.1	Sixth Amendment to Credit Agreement, dated March 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: March 6, 2020	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer